Exhibit 1(i)
Qimonda AG
Registered no par value Ordinary Shares in the form of American Depositary Shares (each representing one Ordinary Share) or Ordinary Shares
UNDERWRITING AGREEMENT
February [•], 2008
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
As Representatives of the Several Underwriters listed in Schedule D hereto,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue
New York, N.Y. 10010-3629
Dear Sirs:
          1. Introductory. Concurrently with the issuance of the [•][•]% Senior Unsecured Convertible Notes due 2013 (the “Convertible Securities”) by Qimonda Finance LLC (the “Convertible Securities Issuer”) that will be unconditionally and irrevocably guaranteed by Qimonda AG (the “Company”), Infineon Technologies AG (the “Share Lender”), subject to the terms and conditions stated in the American Depository Share Lending Agreement (the “Share Lending Agreement”), dated on or about the date hereof, 2008, between the Share Lender and Credit Suisse International (the “Share Borrower”) represented by Credit Suisse, New York Branch (as agent for the Share Borrower), an affiliate of Credit Suisse Securities (USA) LLC, proposes to lend to the Share Borrower as a share loan, pursuant to and upon the terms set forth in the Share Lending Agreement, up to • American Depositary Shares (the “ADSs” and each an “ADS”) representing registered no par value ordinary shares of the Company (the “Shares” and, together with the ADSs, the “Securities”) to be delivered by the Share Lender to the Share Borrower. The Share Borrower proposes to sell, and the Underwriters named in Schedule D hereto (the “Underwriters”) agree to purchase the Securities from the Share Borrower. The Securities may be offered from time to time for sale to the public by the Underwriters during the period commencing on the Loan Commencement Date and ending on the Borrowing Termination Date (the “Prospectus Availability Period”), all as more specifically described in the Share Lending Agreement and Section 4 hereof. The “Borrowing Termination Date” shall be the 20th Trading Day after the date hereof. “Trading Day” means a Scheduled Trading Day that is not a Disrupted day. For purposes of this Agreement only, the terms Early Closure and Market Disruption Event, which are used in the definition of “Disrupted Day” shall have the following meaning. “Market Disruption Event” means the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, at any time during the regular trading session on the Exchange, without regard to after hours or any other trading outside of the regular trading session hours, or (c) an Early Closure. “Early Closure” means the closure on any Scheduled Trading Day of the Exchange prior to its Scheduled Closing Time. For the purposes of this section, the terms Scheduled Trading Day, Disrupted Day, Trading Disruption, Exchange Disruption, Exchange and Scheduled Closing Time shall have the meaning ascribed thereto in the Share Lending Agreement. The sale of the Securities will be effected to facilitate the establishment of hedge positions by investors in the Convertible Securities. The Convertible Securities will be sold pursuant to an underwriting agreement to be dated as of the date hereof among the Convertible Securities Issuer, the Company, the Underwriters and the other underwriters named therein (the “Convertible

Underwriting Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Convertible Underwriting Agreement.
     The Company and the Share Lender hereby agree with the Underwriters as follows:
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing of Registration Statement. The Company has filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form F-3 (No. 333—145983) covering the registration of the Securities under the Act, including a related preliminary prospectus or prospectuses, not earlier than three years prior to the date hereof. Certain terms are defined at the end of this subsection. Such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and to the Company’s knowledge no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the most recent time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 2(a) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities to be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date thereof; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
          For purposes of this Agreement:
          “Act” means the Securities Act of 1933, as amended.
          “Applicable Time” means 6:30 pm (Eastern time) on the date of this Agreement with respect to the Loan Commencement Date and Noon, New York time, on the date specified in a Borrowing Notice (as defined in the Share Lending Agreement) with respect to a Subsequent Loan Closing Date (as defined below).
          “Commission” means the Securities and Exchange Commission.
          “Effective Date” with respect to any part of the Registration Statement means the date of the Effective Time thereof.
          “Effective Time” with respect to any part of the Registration Statement means the date and time as of which such part of the Registration Statement became effective upon filing pursuant to Rule 462(e).
          “Exchange Act” means the Securities Exchange Act of 1934.
          “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
          A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.
          “Rules and Regulations” means the rules and regulations of the Commission.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) On the respective Effective Date for each part of the Registration Statement, on the date of this Agreement, and on each Closing Date (as defined below), the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of this Agreement, and at each time of filing of a Prospectus pursuant to Rule 424(b), and on each Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof, (iii) the documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; provided that no such documents were filed with the Commission since the Commission’s close of business on the business day (which term shall mean for this subsection (b)(iii) any day when the Commission’s office in Washington D.C. is open for business) immediately prior to the date of this Agreement and prior to the execution of this Agreement, except for such other documents as were delivered to you prior to the Applicable Time.
     (c) Filing and Effectiveness of Registration Statement in respect of the ADSs. (i) Registration statements on Form F-6 (No. 333-136068 and No. 333-147539) in respect of the ADSs have been filed with the Commission and are effective pursuant to the Rules and Regulations (such registration statements, including all exhibits thereto being hereinafter referred to as the “ADS Registration Statements”), (ii) the ADS Registration Statements comply and, as amended or supplemented will comply in all material respects with the Act and the applicable Rules and Regulations, (iii) the ADS Registration Statements do not contain and, on each Closing Date and as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (iv) no stop order suspending the effectiveness of the ADS Registration Statements has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.
     (d) Ineligible Issuer Status. At the time of filing of the Registration Statement, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date of this Agreement, the Company (i) was not and is not an “ineligible issuer,” as defined in Rule 405 and (ii) was not and, in the preceding three years, had not been the subject of a bankruptcy petition or insolvency or similar proceeding.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the Pricing Prospectus, used more recently prior to the Applicable Time, and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(b) hereof.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the earlier to occur of the completion of the sales of the Securities by the Underwriters pursuant to the terms hereof, the end of the Prospectus Availability Period or any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in any part of the Registration Statement. If at any such time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any part of the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) Good Standing of the Company. The Company is a stock corporation (Aktiengesellschaft) duly registered with the Commercial Register in Munich, Germany, and is validly existing under the laws of Germany, has the corporate power and authority to own, lease and operate its property as described in the General Disclosure Package and the Prospectus and to conduct its business and is duly qualified to transact business and is in good standing (if applicable) under the laws of each jurisdiction in which it owns, leases or operates its properties or conducts its business so as to require such qualification, except to the extent that the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (h) Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is listed on Schedule B (each such subsidiary a “Material Subsidiary” and, collectively, the “Material Subsidiaries”). Each Material Subsidiary has been duly incorporated and is existing and in good standing, if applicable, under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each Material Subsidiary has been duly qualified to do business as a foreign corporation in good standing (if applicable) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and except as disclosed in the General Disclosure Package and the Prospectus, the capital stock of each Material Subsidiary, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (i) Securities. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the equity capitalization of the Company is as set forth in the General Disclosure Package and the Prospectus; all outstanding shares of capital stock of the Company, including the Securities, have been validly issued and are fully paid, nonassessable and freely transferable and, when delivered and paid for in accordance with this Agreement will be free of any third party rights, and conform to the description of the Securities contained in the General Disclosure Package and the Prospectus; there are no preemptive rights of any existing shareholders in connection with the offer and sale of the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
     (j) Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

     (k) Registration Rights. Except for any obligations indirectly arising out of the terms and conditions of the Securities, and except as provided in (i) the terms and conditions of the 1.375% €215,000,000 Guaranteed Subordinated Exchangeable Notes due August 2010 of Infineon Technologies Investment B.V. and (ii) any intercompany agreements between the Company and the Share Lender or any of the Share Lender’s affiliates, there are no contracts, agreement or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).
     (l) Listing. The Securities have been approved for listing on the New York Stock Exchange.
     (m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court in the jurisdictions listed on Schedule C attached hereto) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Securities by the Underwriters, except such as have been obtained, or made and such as may be required under German or U.S. state securities or blue sky laws.
     (n) Title to Property. Except as disclosed in the General Disclosure Package and the Prospectus, and with such exceptions as would not have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them (other than Intellectual Property, with regard to which warranties are given by the Company pursuant to Section 2(t) hereof), in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Prospectus, and with such exceptions as would not have a Material Adverse Effect, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the offer and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation of any governmental agency or body or any court, domestic or foreign, or, to the Company’s knowledge, any order of any U.S. or German governmental agency or body of court, in each case having jurisdiction over the Company or any of its subsidiaries or any of their properties, (iii) or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the case of this clause (iii), where any such breach, violation, default or lien of any such agreement or instrument would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (p) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Material Subsidiaries is in violation of its respective charter or by-laws nor is the Company or any of its subsidiaries in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (r) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses (other than licenses relating to

Intellectual Property with regard to which warranties are given pursuant to Section 2(t) below) and permits (“Licenses”) used in conducting its business as it is now conducted by them or proposed in the General Disclosure Package and the Prospectus to be conducted by them, except where a failure to possess or comply with the terms of any such License would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that could reasonably be expected to have a Material Adverse Effect.
     (t) Possession of Intellectual Property. Except as set forth in the General Disclosure Package and the Prospectus and except as could not reasonably be expected to result in a Material Adverse Effect, the Company, directly or through its subsidiaries, has (subject to any conflicts or infringements covered exclusively by the next succeeding sentence) sufficient interests in or rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology know-how, information, proprietary rights and processes (“Intellectual Property”) for the Company’s current business affairs (being the business of the Company and its subsidiaries taken as a whole) as described in the General Disclosure Package and the Prospectus. Except as disclosed in the General Disclosure Package and the Prospectus and except as could not reasonably be expected to result in a Material Adverse Effect, (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, and (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim, provided, however, that the representations made in each of (i) and (ii) are based on the evaluation the Company could reasonably conduct on the dates on which such representations were made. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its Material Subsidiaries has received any written communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity other than any such as could not reasonably be expected, based on the evaluation the Company could reasonably conduct by the date on which the representation in this Section 2(t) is being made, to have a Material Adverse Effect. The Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their respective confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession, where the dissemination of such information could reasonably be expected to have a Material Adverse Effect.
     (u) Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or, to the Company’s knowledge, any order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (v) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Our Business-Our History”, “Risk Factors-Risks related to our operations-Some of our agreements with strategic partners, such as our Inotera Memories joint venture with Nanya, have restrictions on transfers of the shares of the ventures they create that could cause our ownership or equity interest in these ventures to revert to Infineon, if Infineon ceases to be our majority owner”, “Risk Factors-Risks related to our operations-Sanctions in the United States and other countries against us and other DRAM producers for anticompetitive practices in the DRAM industry and related civil litigation may have a direct or indirect material adverse effect on our operations”, “Risk Factors- Risks related to our operations- An unfavorable outcome in the pending securities litigation against Infineon or the incurrence of significant costs in the defense of this litigation may have a direct or indirect material adverse effect on our operations”, “Risk Factors- Risks related to our operations- We may not be able to protect our proprietary intellectual property or obtain rights to intellectual property of third parties needed to operate our business”, “Risk Factors- Risks related to our operations- We may be accused of infringing the intellectual property rights of others”, “Articles of Association” as amended by “Recent Developments”, “Related Party Transactions and Relationships”, “Certain United States Federal and German Income Tax Consequences”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Our Business-Strategic Alliances and Agreements”, “Our Business-Intellectual Property” and “Our Business-Legal Matters”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required by the applicable Rules and Regulations to be presented therein.
     (w) Statistical and Market-Related Data. Any third-party statistical and market-related data included in any part of the Registration Statement, including but not limited to the market reports referred to in the General Disclosure Package and the Prospectus under the heading “Presentation of Financial and Other Information”, are based on or derived from sources that the Company believes to be reliable and accurate.
     (x) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, (i) the Company, its subsidiaries and the Company’s Supervisory Board and Management Board are all in compliance with Sarbanes-Oxley (as defined below) and all applicable Exchange Rules (as defined below); (ii) The Company and each Material Subsidiary maintains a system of internal controls for themselves and their subsidiaries (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (w) transactions are executed in accordance with their respective management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s system of Internal Controls complies with the Securities Laws (as defined below) and is overseen by the audit committee (the “Audit Committee”) of the Company’s Supervisory Board. The Company has not publicly disclosed or reported to the Audit Committee or the Supervisory Board, and within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Supervisory Board, a significant deficiency, material weakness, change in Internal Controls, or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with, the Securities Laws (as defined below). “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB Rules” and “PCAOB,” respectively), and the rules of the New York Stock Exchange (“Exchange Rules”).
     (y) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer and Chief Financial Officer of the Company that, except as set forth in the General Disclosure Package and the Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements and the schedules attached thereto for the annual or interim periods for which financial statements are included in the General Disclosure Package and the Prospectus; or (iii) any Internal Control Event.
     (z) Litigation. Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
     (aa) Financial Statements. The financial statements included in each part of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company, its consolidated subsidiaries, and Inotera Memories, Inc. (“Inotera”) as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure

Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except that, in the case of Inotera, such financial statements have been prepared in conformity with generally accepted accounting principles in the Republic of China.
     (bb) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Prospectus, since December 31, 2007 (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse to the Company and its subsidiaries, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
     (cc) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (dd) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of Germany and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in Euros that may be converted into foreign currency and freely transferred out of Germany and all such payments made to holders thereof or therein who are non-residents of Germany will not be subject to income, withholding or other taxes under laws and regulations of Germany or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Germany or any political subdivision or taxing authority thereof or therein.
     (ee) Compliance with Anti-Bribery and Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the FCPA or any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or any other law, rule or regulation of similar purpose and scope, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and any Executive order, directive, or regulation pursuant to the authority thereof, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (ff) Absence of Tax Issues. The Company and its subsidiaries have duly filed with the appropriate taxing authorities all U.S. federal, state, local and non-U.S. tax returns, reports and other information (“Tax Returns”) that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
     (gg) Insurance Coverage. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and, except as set forth in the General Disclosure Package and Prospectus, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus.
     (hh) Deposit Agreement and ADSs. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, under applicable U.S. law and German law constitutes a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and, assuming the accuracy and compliance with the representations, warranties and covenants made by the Company and the Share Lender herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement free and clear of all liens, encumbrances or claims; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.
     (ii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company, including the Securities, except that no representation or warranty is made with respect to or in connection with any action taken by or on behalf of the Underwriters or any of its affiliate or any of its partners, members, directors, officers, employees or agents.
     (jj) Passive Foreign Investment Company. The Company was not a passive foreign investment company (“PFIC”) or a “controlled foreign corporation” as such terms are defined under section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for its taxable year ended September 30, 2007 and, based on the Company’s current and projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.
     (kk) Personal Jurisdiction. The Company has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.
     (ll) Absence of Immunity from Jurisdiction. The Company and its subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Germany or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or this Agreement, the Deposit Agreement or actions to enforce judgments in respect thereof.

     (mm) Contribution Agreements. The contribution agreement between the Company and the Share Lender dated April 25, 2006 (the “Infineon Contribution Agreement”), and the contribution agreement between the Company and Infineon Technologies Holding B.V., a corporation incorporated in The Netherlands (“Holding”) dated May 4, 2006 (the “Holding Contribution Agreement, and together with the Infineon Contribution Agreement, the “Contribution Agreements”) are valid, legally binding and enforceable against the Company, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles. The Company has duly performed all of the obligations under each of the Contribution Agreements required to be performed by it as of the date on which the representation in this Section 2(mm) is being made.
     (nn) Foreign Assets Control. Neither the Company nor any of its subsidiaries nor any director or officer, of the Company, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
     (oo) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act.
     3. Representations and Warranties of the Share Lender. The Share Lender represents and warrants to, and agrees with, the several Underwriters that:
     (a) Good Standing. The Share Lender is a stock corporation (Aktiengesellschaft) duly registered with the Commercial Register in Munich, Germany, and is duly organized and validly existing under the laws of Germany.
     (b) Authorization of Agreement. This Agreement and the Share Lending Agreement have been duly authorized, executed and delivered by the Share Lender.
     (c) Securities. The Share Lender has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Securities to be delivered by the Share Lender on such Closing Date and full right, power and authority to enter into this Agreement and to lend, transfer and deliver the Securities to be delivered by the Share Lender to the Borrower on such Closing Date. Upon the deposit of the Shares with the Depositary or the Custodian pursuant to the Deposit Agreement in accordance with the terms thereof against issuance of ADRs representing the ADSs, all right, title and interest in such Shares, subject to the Deposit Agreement and the Share Lending Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances or claims, subject to the Deposit Agreement and the Share Lending Agreement; and upon delivery of the ADRs by the Share Lender and the Share Borrower hereunder and payment therefor pursuant hereto, good and valid title to such ADRs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriters.
     (d) Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Share Lender and any person that would give rise to a valid claim against the Share Lender or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.
     (e) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Share Lending Agreement, and the offer or sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, to the Share Lender’s knowledge, any order of any German or U.S. governmental agency or body or any court having jurisdiction over the Share Lender or any agreement or instrument to which the Share Lender is a party or by which the Share Lender is bound, or the charter or by-laws of the Share Lender.
     (f) Issuance of ADRs Representing the Shares. The Share Lender has deposited, or will deposit on or prior to each Closing Date, the Shares to be delivered on such Closing Date with the Custodian against the issuance, by the Depositary, of the ADRs evidencing the ADSs to be sold hereunder, acting through the

Company as provided hereunder, to the Share Borrower, and has instructed or will instruct the Depositary to deliver the ADSs in respect of the Shares to the Share Borrower at such Closing Date.
     (g) Personal Jurisdiction. The Share Lender has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.
     (h) Absence of Immunity to Jurisdiction. The Share Lender and its subsidiaries have no immunity from jurisdiction of any court of (i) Portugal, the People’s Republic of China, the Republic of China (Taiwan), or Malaysia, (ii) the United States or the State of New York, or (iii) Germany or any political subdivision thereof or from any legal process in any of such jurisdictions (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or this Agreement, or actions to enforce judgments in respect thereof.
     (i) Absence of Further Requirements. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Share Lender of this Agreement and the Share Lending Agreement, for delivery to the Share Borrower of the Securities, in the form of ADSs or otherwise, and for the performance by the Share Lender of its obligations hereunder have been obtained and are in full force and effect except such as may be required under German or U.S. state securities or blue sky laws; and the Share Lender has full right, power and authority to enter into this Agreement to lend and deliver to the Share Borrower the Securities to be sold by the Underwriters hereunder, in the form of ADSs or otherwise.
     4. Issuance and Transfer of Securities.
     (a) On the basis of the representations and warranties and subject to the terms and conditions contained in this Agreement and the Share Lending Agreement: (i) the Share Borrower agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Share Borrower, the Initial ADSs; the time and delivery of the Initial ADSs is herein referred to as the “Loan Commencement Date”; and (ii) the Share Borrower agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Share Borrower, any Additional ADSs (as defined in the Share Lending Agreement) delivered by the Share Lender to the Share Borrower pursuant to the Share Lending Agreement
     (b) The time and date of each such delivery after the Loan Commencement Date are herein referred to as a “Subsequent Loan Closing Date” and, together with the Loan Commencement Date, a “Closing Date” and, collectively, the “Closing Dates”).
     5. Terms of Public Offering. It is understood that the Underwriters propose to offer the Securities from time to time for sale to the public as set forth in the Prospectus.
     6. Agreements of the Company. The Company and, in relation to subsection (i) hereof, the Share Lender, agree with the several Underwriters:
     (a) Additional filings. The Company will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time from the date hereof through the Borrowing Termination Date the Registration Statement, the Basic Prospectus or the Prospectus and will not effect such amendment or supplementation without the Representatives’ consent which will not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any part of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of the Basic Prospectus or the Prospectus, (iii) any request by the Commission or its staff for any amendment to any part of the Registration Statement, for any supplement to the Basic Prospectus or the Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a part of the Registration Statement, or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof; if required by Rule 430B(h) under the Act, the Company will prepare a form of prospectus and, subject to the Representatives’ consent, which will not be unreasonably withheld or delayed, to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus without the Underwriter’s consent, which will not be unreasonably withheld or delayed.
     (c) Duty to Amend or Supplement the General Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) Duty to Amend or Supplement the Prospectus. If, at any time, during the Prospectus Availability Period, any event occurs as a result of which the Prospectus or the Registration Statement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (each such event, a “Prospectus Event”), or if it is necessary at any such time to amend the Registration Statement or supplement the Prospectus to comply with the Act, or if the Representatives reasonably determine that an amendment to the Registration Statement or amendment or supplement to the Prospectus is necessary or advisable in connection with the distribution of the Securities by the Underwriters, the Company will promptly notify the Representatives of such Prospectus Event and will promptly prepare and file with the Commission, use its best efforts to cause to become effective, and furnish, at its own expense, to the Underwriters, upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, or an amendment or supplement which will comply with the Representatives’ reasonable request. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.
     (e) Availability of Earnings Statement. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (for the avoidance of doubt such Effective Date shall be the date of inclusion in the Registration Statement of the prospectus supplement covering the Securities pursuant to Rule 430B(f)(1))which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (f) Copies of Registration Statements and Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (of which three will be signed and will include all exhibits), the Basic Prospectus, the Preliminary Prospectus, and, during the Prospectus Availability Period, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, if practicable, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (g) Qualification of Securities. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably request and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, (iii) subject itself to taxation in any such jurisdiction or (iv) qualify the Securities for sale pursuant to a public offering other than in the United States.
     (h) Annual Report to Stockholders. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the

Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (i) Absence of Manipulation. Neither the Share Lender nor the Company will take, directly or indirectly, any action designed to or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any securities of Company, including the Securities, except that no representation, warranty or agreement is made with respect to or in connection with any action taken by or on behalf of any Underwriter or any affiliate of them or any of their partners, members, directors, officers, employees or agents to facilitate the sale or resale of the Securities.
     (j) Filing Fees. The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(l) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (k) Expenses. The Company will pay all expenses incident to the performance of the obligations of the Share Lender and the Company under this Agreement, including but not limited to (A) any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the state securities or “blue sky” laws of such jurisdictions in the United States as the Representatives reasonably request (including those reasonable fees and disbursements of counsel to the Underwriters incurred in connection with such qualifications) and the preparation and printing of memoranda relating thereto, (B) costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), (C) the Company’s costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, (D) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, (E) expenses incurred in relation to the listing of the Securities on the New York Stock Exchange, (F) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. In addition to the foregoing, the Company will pay the Representatives on behalf of the Underwriters on the Loan Commencement Date reasonable legal and out-of-pocket expenses incurred by the Underwriters (up to an aggregate amount of $[•], exclusive of Value Added Tax or similar taxes, if such tax or taxes are applicable).
     (l) Availability of Registration Statement through the Borrowing Termination Date. The Company will keep the Registration Statement available through the Borrowing Termination Date and will, as of any date during the Prospectus Availability Period, maintain under the Registration Statement a number of Securities equal to • ADSs minus the Loaned ADSs as of such date registered. Notwithstanding anything to the contrary, the Company shall be obligated to make the Registration Statement available for the sale of the Securities and to amend or supplement the Registration Statement and the Prospectus only on Trading Days during the Prospectus Availability Period.
     (m) Participation in Due Diligence; Satisfaction of Conditions Precedent. From time to time on or before the Borrowing Termination Date, but in no event more than once per calendar week, if the Underwriters notify the Company that they proposes to sell any of the Securities, the Company shall use its commercially reasonable efforts to make available to the Share Borrower and the Underwriters such personnel and documents of the Company as the Share Borrower and/or the Underwriters shall reasonably request to update their “due diligence” investigation in connection with the offer or sale of any Securities. The Company shall use its commercially reasonable efforts to cause the delivery of the documents specified in Section 8(a), (d), (e) and (h) to be made at the times and in the form specified in Section 8.
     7. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, not to be unreasonably withheld, and each Underwriter represents and agrees that, unless they obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a

“Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 able to be satisfied on its part to avoid a requirement to file with the Commission any electronic road show; provided, however, that no such representation or agreement is made with respect to the action or failure to act by or on behalf of any Underwriter.
     8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Securities on the Loan Commencement Date and on any Subsequent Loan Closing Date will be subject to the accuracy of the representations and warranties of the Share Lender and the Company herein (as though made on such Closing Date), to the accuracy of the statements of the officers of the Share Lender and the Company made in the respective Officer’s Certificate issued by such officers, to the performance by the Share Lender and the Company of their obligations hereunder and to the following additional conditions precedent (as applicable):
     (a) Accountants’ Comfort Letter. The Representatives shall have received a letter, dated on the Loan Commencement Date and on each day during the Prospectus Availability Period when either an Issuer Free Writing Prospectus, a supplement to the Prospectus or an amendment to the Registration Statement is filed with the Commission due to a Prospectus Event (each such day, a “Subsequent Document Delivery Date” and, together with the Loan Commencement Date, each a “Document Delivery Date”) and addressed to the Underwriters, of KPMG confirming that it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Exhibit A hereto (except that the specified date referred to in Exhibit A hereto shall be a date no more than three days prior to such Document Delivery Date).
     (b) Filings. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof; prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission and no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriters is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating, if any, of debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or German or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the majority in interest of the Underwriters, including the Representatives, impractical to market or enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York or German authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or Germany or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Germany, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the majority in interest of the Underwriters, including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.
     (d) Opinion and Disclosure Letter of U.S. Counsel for the Company. The Representatives shall have received an opinion and a disclosure letter, each dated on the Loan Commencement Date and on each

Subsequent Document Delivery Date and addressed to the Underwriters, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and the Company, in the respective forms of Exhibit B and Exhibit C hereto.
     (e) Opinion of German Counsel for the Company. The Representatives shall have received an opinion dated on the Loan Commencement Date and on each Subsequent Document Delivery Date and addressed to the Underwriters, of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the Company, in the form of Exhibit D hereto.
     (f) Opinion and Disclosure Letter of U.S. Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, U.S. counsel for the Underwriters, such disclosure letter, opinion or opinions, each dated on the Loan Commencement Date and on each Subsequent Document Delivery Date and addressed to the Underwriters, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (g) Opinion of German Counsel for Underwriters. The Representatives shall have received from Shearman & Sterling LLP, German counsel for the Underwriters, such opinion or opinions, dated on the Loan Commencement Date and on each Subsequent Document Delivery Date and addressed to the Underwriters, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (h) (1) Officer’s Certificate of the Company. The Representatives shall have received a certificate, dated on the Loan Commencement Date and on each Subsequent Document Delivery Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any part of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge (based solely on a telephonic confirmation of a representative of the Commission), are contemplated by the Commission and no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate.
          (2) Officer’s Certificate of the Share Lender. The Representatives shall have received a certificate, dated on the Loan Commencement Date and on each Subsequent Document Delivery Date, of an executive officer of the Share Lender and a principal financial or accounting officer of the Share Lender in which such officers shall state that: the representations and warranties of the Share Lender in this Agreement are true and correct; and the Share Lender has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Document Delivery Date.
     (i) Completion of the Offering. In relation to any Subsequent Loan Closing Date, the offering of the Convertible Securities, substantially on the terms described in the Prospectus, shall have been consummated on the first day following the Loan Commencement Date.
     (j) Opinion of In-House Counsel for the Share Lender. The Representatives shall have received an opinion dated the Loan Commencement Date and addressed to the Underwriters of the in-house legal department of the Share Lender in form of Exhibit E hereto.
     (k) Opinion of In-House Counsel for the Company. The Representatives shall have received an opinion dated the Loan Commencement Date and addressed to the Underwriters of the in-house legal department of the Company in form of Exhibit F hereto.
     9. Termination. The Representatives may at their option and in their sole discretion on behalf of the several Underwriters terminate this Agreement on or prior to each Closing Date if any of the conditions referred set forth in Section 8 hereof in respect of such Closing Date has not been satisfied on such Closing Date (such failure to satisfy any of the conditions set forth in Section 8 hereof shall constitute a “Termination Event”), it being understood that before the Representatives terminate this Agreement pursuant to Section 8(c) hereof, they shall notify the Company and the Share Lender, if practicable in the sole discretion of the Representatives, of their decision to terminate this Agreement pursuant to Section 8(c). If the Share Lender or the Company determines that any of the conditions precedent described in Section 8 hereof is not or not any more fulfilled at any time after execution of this Agreement and prior to any Closing Date, or that a material adverse change pursuant to Section 8(c) has occurred, it shall notify the Underwriters of such circumstances without undue delay. Any termination of this Agreement shall not affect the obligations of the Share Lender and the Company to indemnify the Underwriters or to contribute to its losses pursuant to Section 10 and to pay costs and expenses pursuant to Section 6.
     10. Indemnification and Contribution.
     (a) Indemnification of Underwriters by the Share Lender and the Company. The Company and the Share Lender will indemnify and hold harmless each Underwriter and their respective partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Preliminary Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever, whether threatened or commenced, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, whether or not such Indemnified Party is party thereto, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise of or based upon any untrue statement or alleged untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Preliminary Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in connection with the enforcement of this provision, with respect to any of the above, as such expenses are incurred; provided, however, that the Company and the Share Lender will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Share Lender or the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Company and the Share Lender by the Underwriters. Each Underwriter will indemnify severally and not jointly and hold harmless the Share Lender, the Company, each of their directors and each of their officers who signs a Registration Statement and each person, if any, who controls the Share Lender or the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the Preliminary Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Share Lender or the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the discounts, concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting”, the information on stabilization contained in the ninth, tenth and twenty-fourth paragraphs under the caption “Underwriting”, the information on discretionary sales contained in the eleventh paragraph under the caption “Underwriting”, and the information on allocations to on-line accounts contained in the twenty-eighth paragraph under the caption “Underwriting”.

     (c) Actions against Parties; Notification. Promptly after receipt by an Indemnified Party or Underwriter Indemnified Party under this Section or Section 11 of notice of the commencement of any action, such Indemnified Party or Underwriter Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 11, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party or Underwriter Indemnified Party otherwise than under subsection (a) or (b) above or Section 11. In case any such action is brought against any Indemnified Party or Underwriter Indemnified Party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party or Underwriter Indemnified Party (who shall not, except with the consent of the Indemnified Party or Underwriter Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party or Underwriter Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party or Underwriter Indemnified Party under this Section or Section 11 for any legal or other expenses subsequently incurred by such Indemnified Party or Underwriter Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the Indemnified Party or the Underwriter Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party or Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party or Underwriter Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party or Underwriter Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party or Underwriter Indemnified Party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party or Underwriter Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative fault of the Share Lender and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Share Lender, the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party or Underwriter Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party or Underwriter Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Share Lender, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11(d).
     (e) Control Persons. The obligations of the Company and the Share Lender under this Section or Section 11 shall be in addition to any liability which the Company and the Share Lender may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the respective Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and the Share Lender, to each officer of the Company and the Share

Lender who has signed any part of the Registration Statement and to each person, if any, who controls the Company and the Share Lender within the meaning of the Act.
     (f) Claims against the Company and the Share Lender. In making a claim for indemnification or contribution under this Section 10 against the Company or the Share Lender, the Indemnified Parties may proceed against either (1) the Company and the Share Lender jointly or (2) the Company only, but may not proceed solely against the Share Lender. In the event that the Indemnified Parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense to which this paragraph applies then, as a precondition to any indemnified party obtaining indemnification or contribution from the Share Lender, the Indemnified Parties shall first obtain a final judgment from a trial court that such Indemnified Parties are entitled to indemnity or contribution under this Agreement from the Company and the Share Lender with respect to such loss, liability, claim, damage or expense (the “Final Judgment”) and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any Indemnified Party have the right to take action to satisfy such Final Judgment by making demand directly on the Share Lender (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The Indemnified Parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from the Share Lender without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The Indemnified Parties shall, however, be relieved of their obligation to first obtain a Final Judgment, to seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (A) the Company files a petition for relief under the United Sates Bankruptcy Code (the “Bankruptcy Code”) or the bankruptcy laws of Germany, (B) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code or the bankruptcy laws of Germany , (C) the Company makes an assignment for the benefit of its creditors, or (D) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Share Lender, the Company and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Share Lender, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of the Securities. If the delivery of the Securities by or on behalf of the Share Lender does not occur for any reason other than default by the Underwriters, the Company will reimburse the Underwriters for all out-of-pocket expenses in accordance with Section 6(k) and the respective obligations of the Share Lender, the Company and the Underwriters pursuant to Section 10 hereof and the obligations of the Company pursuant to Section 11 hereof shall remain in effect. In addition, if any Securities have been delivered to the Underwriters hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Share Lender, will be mailed, delivered or telegraphed and confirmed to Infineon Technologies AG, Am Campeon L-12, 85579 Neubiberg/Munich, Attention: Mr. Michael von Eickstedt, General Counsel, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Qimonda AG, Gustav-Heinemann-Ring 212, 81739 Munich, Attention: Dr. Michael Majerus, Chief Financial Officer.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.
     13-b. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. The Company and the Share Lender acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriter in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Share Lender or the Company on the one hand, and the Representatives on the other hand has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Share Lender or the Company on other matters;
     (b) Arms’ Length Negotiations. The Company and the Share Lender are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Share Lender have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Share Lender or the Company and that the Representatives have no obligation to disclose such interests and transactions to the Share Lender or the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Share Lender waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Share Lender or the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Share Lender or the Company, including stockholders, employees or creditors of the Share Lender or the Company.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     Each of the Company and the Share Lender hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Share Lender irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Share Lender irrevocably appoint Qimonda North America Corp. and Infineon Technologies North America Corp., respectively, as their respective authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Share Lender or the Company, as appropriate, by the person serving the same to the respective addresses of the Share Lender or the Company provided in Section 13, shall be deemed in every respect effective service of process upon the Share Lender or the Company in any such suit or proceeding. The Company and the Share Lender further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Company and the Share Lender in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Share Lender agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Share Lender an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Share Lender one of the counterparts hereof, whereupon it will become a binding agreement between the Share Lender, the Company and the Underwriters in accordance with its terms.

Very truly yours,

Infineon Technologies AG

By:

Name:

Title:

By:

Name:

Title:

QIMONDA AG

By:

Name:

Title:

By:

Name:

Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities inc.
Acting on behalf of themselves and as the Representatives of the several Underwriters

Citigroup Global Markets Inc.

By

Name:
Title:	Managing Director

Credit Suisse Securities (USA) LLC

By

Name:
Title:	Managing Director

Deutsche Bank Securities Inc.

By

Name:
Title:	Managing Director

SCHEDULE A
1. General Use Issuer Free Writing Prospectuses
     “General Use Issuer Free Writing Prospectus” includes each of the following documents: N/A
2. Other information Included in the General Disclosure Package
     The following information is also included in the General Disclosure Package: N/A

SCHEDULE B
List of Significant Subsidiaries as defined in Section 2(h) of the Underwriting Agreement
Qimonda Europe GmbH
Qimonda Dresden GmbH & Co. oHG
Qimonda Holding B.V.
Qimonda Investment B.V.
Qimonda Portugal S.A.
Qimonda Richmond, LLC
Qimonda North America Corp.
Qimonda Asia Pacific Pte. Ltd.
Qimonda (Malaysia) Sdn. Bhd.
Qimonda Module (Suzhou) Co. Ltd.
Qimonda Technologies Suzhou Co. Ltd.
Qimonda Japan K.K.

SCHEDULE C
Jurisdictions listed for purposes of Section 2(m) of the Underwriting Agreement
United States, Canada, Germany, United Kingdom, France, Italy, Spain, Luxembourg, Austria, Belgium,
Denmark, Finland, Guernsey, Jersey, The Netherlands, Norway, Portugal, Spain, Sweden, Switzerland

SCHEDULE D
Underwriters
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
ABN AMRO Inc.
J.P. Morgan Securities Inc.
UniCredit Capital Markets Inc.

EXHIBIT A
RESERVED

EXHIBIT B
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company (to be delivered pursuant to section 8(d) of the Underwriting Agreement)
     1. The Underwriting Agreement has been duly executed and delivered by the Company and Infineon under the laws of the State of New York.
     2. The Deposit Agreement has been duly executed and delivered by the Company under the laws of the State of New York and constitutes a valid, binding and enforceable agreement of the Company.
     3. Assuming due issuance by the Depositary of ADRs (including any master ADR issued in connection therewith) evidencing ADSs against the deposit of the Borrowed Securities by Infineon in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the person in whose name the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.
     4. The loan by Infineon of the Borrowed Securities to the [Share Borrower] pursuant to the Share Lending Agreement does not, and the performance by the Company and Infineon of their obligations under the Underwriting Agreement and, in the case of the Company the Deposit Agreement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or blue sky laws), or (b) result in a breach of any of the terms and provisions of, or constitute a default under, any New York State or United States federal law that in our opinion would normally be applicable to general business entities with respect to such sale or performance (but we express no opinion relating to the antifraud provisions under the United States federal securities laws or any state securities or blue sky laws).
     5. The statements set forth under the heading “Description of American Depositary Shares” in the Pricing Prospectus and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Deposit Agreement the ADRs, and the ADSs, provide a fair summary of such provisions; and the statements set forth under the heading “Taxation – United States Taxation” in the Pricing Prospectus and the Final Prospectus insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Borrowed Securities by a U.S. shareholder (as defined in the Final Prospectus and the Pricing Prospectus).
     6. Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 16 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or related to the Underwriting Agreement or the Deposit Agreement, as the case may be, (ii) to the fullest extent permitted by law, validly waived any objection to the venue of a proceeding in any such court and (iii) validly appointed Qimonda North America Corp. as its initial authorized agent for the purpose described in Section 16 of the Underwriting Agreement and Section 7.6 of the Deposit

Agreement; and service of process effected the manner set forth in Section 16 of the Underwriting Agreement and Section 7.6 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in any such action.
     7. Under the laws of the State of New York relating to submission to jurisdiction, Infineon has, pursuant to Section 16 of the Underwriting Agreement, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. Federal court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or related to the Underwriting Agreement, (ii) to the fullest extent permitted by law, validly waived any objection to the venue of a proceeding in any such court and (iii) validly and irrevocably appointed Infineon Technologies North America Corp. as its initial authorized agent for the purpose described in Section 16 of the Underwriting Agreement; and service of process effected the manner set forth in Section 16 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over Infineon Technologies AG in any such action.
     8. No registration of the Company under the Investment Company Act of 1940, as amended is required for the offer and sale of the Borrowed Securities in the manner contemplated by the Underwriting Agreement, the Pricing Prospectus and the Final Prospectus.

EXHIBIT C
Form of Disclosure Letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company (to be delivered pursuant to section 8(d) of the Underwriting Agreement)
     1. The Registration Statement (except the financial statements and schedules and other financial data included therein, as to which we express no view) and the ADS Registration Statement, at the time each became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or the ADS Registration Statement or required to be described in the Registration Statement, the ADS Registration Statement or the Final Prospectus that have not been filed or described as required.
     2. The documents incorporated by reference in the Registration Statement and the Final Prospectus (except for the financial statements and schedules, other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     3. No information has come to our attention that causes us to believe that either the Registration Statement (except the financial statements and schedules, other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view) or the ADS Registration Statement, including the documents incorporated by reference therein, at the time each became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.
     4. No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein, considered together with the [document attached as Exhibit A hereto] (except in each case the financial statements and schedules, other financial data and management’s report on the effectiveness of internal control over financial reporting included in the Pricing Prospectus, as to which we express no view), as of [6:30] p.m. New York City Time on [•], 2008, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     5. No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules, other financial data included therein and management’s report on the effectiveness of internal control over financial reporting, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement and the ADS Registration Statement are effective under the Securities Act, and no stop order with respect thereto has been issued, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.

     In addition, we confirm to you that, based solely on inquiry of a senior legal officer of the Company, we know of no legal or governmental proceedings to which the Company or any of its subsidiaries is a party that are currently pending before any adjudicative tribunal or that have been threatened by a written communication manifesting an intention to initiate such proceedings received by the management of the Company or by us that are required to be disclosed in the Registration Statement or the ADS Registration Statement that are not disclosed in the Pricing Prospectus, the document listed in Schedule I hereto and the Final Prospectus.

EXHIBIT D
Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, German counsel for the Company (to be delivered pursuant to section 8(e) of the Underwriting Agreement)
     1. The Company is a stock corporation (Aktiengesellschaft) duly registered with the commercial register (Handelsregister) in Munich under HRB 152545 and validly existing under the laws of Germany, with corporate power to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to enter into the Underwriting Agreement and the Side Letter and perform its obligations thereunder.
     2. Infineon is a stock corporation (Aktiengesellschaft) duly registered with the commercial register (Handelsregister) in Munich under HRB 126492 and validly existing under the laws of Germany, with corporate power to enter into the Underwriting Agreement and the ADS Lending Agreement, and perform its obligations thereunder.
     3. The Company has a registered share capital (Grundkapital), an authorized share capital (genehmigtes Kapital) and a conditional capital (bedingtes Kapital) as described in the General Disclosure Package and the Prospectus; all of the Shares underlying the Offered Securities (i) are validly issued, (ii) are fully paid and non-assessable, (iii) conform to the description thereof contained in the General Disclosure Package and the Prospectus, and (iv) are not subject to any transfer restrictions under the Articles of Association or applicable provisions of German law except as set forth in the General Disclosure Package and the Prospectus.
     4. The Underwriting Agreement has been duly authorized by each of the Company and Infineon and duly executed by persons with corporate power to legally represent and bind the Company and Infineon, respectively.
     5. The ADS Lending Agreement has been duly authorized by Infineon and duly executed by persons with corporate power to legally represent and bind Infineon.
     6. The Side Letter has been duly authorized by the Company and duly executed by persons with corporate power to legally represent and bind the Company.
     7. The execution by the Company of the Underwriting Agreement and the Side Letter and the performance of its obligations thereunder do not require any consent, approval, authorization, order of, or registration with any regulatory or governmental authority of Germany.
     8. The execution by Infineon of the Underwriting Agreement and the ADS Lending Agreement and the performance of its obligations thereunder do not require any consent, approval, authorization, order of, or registration with any regulatory or governmental authority of Germany.
     9. The execution by the Company and Infineon of the Underwriting Agreement, the execution by Infineon of the ADS Lending Agreement and the execution by the Company of the Side Letter, and the performance by the Company and Infineon of their respective obligations thereunder do not conflict with or result in a violation of their respective articles of association or applicable provisions of a German statute (Gesetz) or a regulation (Verordnung) issued by any German governmental agency.

     10. The choice of law of the State of New York as the governing law of the Underwriting Agreement, the Side Letter and the ADS Lending Agreement will be recognized and given effect by German courts, except to the extent that (x) any of the provisions of New York law applicable to such agreements are manifestly incompatible with the ordre public (within the meaning of Article 6 of the German Introductory Act to the Civil Code (EGBGB)) or (y) there are mandatory provisions of German law (within the meaning of Article 34 of the German Introductory Act to the Civil Code (EGBGB)) which must be applied to the transaction covered by such agreements irrespective of the law otherwise applicable to such agreements.
     11. The Company and Infineon have validly submitted to the jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York and appointed the process agent contained in Section [16] of the Underwriting Agreement.
     12. Any final and conclusive judgment for a definite sum obtained for the recovery of amounts due and unpaid under the Underwriting Agreement or the Deposit Agreement in a federal or state court in the Borough of Manhattan in The City of New York will be recognized and enforced by the courts of Germany against the Company and Infineon, respectively, without review of the merits, subject to the limitations of Section 328(1) of the German Code of Civil Procedure (ZPO) which provides that a foreign judgment will not be recognized (a) if, applying German law, the courts in the country of the court having rendered the foreign judgment did not have jurisdiction; (b) if process has not been duly served or has not been served in a timely fashion to permit a defense and the defendant so pleads, unless the defendant has made an appearance; (c) if the judgment is incompatible with a judgment rendered by a German court or a prior judgment rendered by a foreign court which is to be recognized in Germany, or if the proceeding resulting in the judgment to be recognized is incompatible with a proceeding previously commenced in Germany; (d) if a recognition of the judgment would be manifestly contrary to German ordre public, in particular if the recognition would be incompatible with the basic rights under the German Constitution; or (e) if reciprocity is not ensured.
     13. Except as described in the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares underlying the Offered Securities may, under the laws and regulations of Germany, be paid in freely convertible and transferable legal currency of Germany and the amount of the dividends may be transferred out of Germany. Except as described in the General Disclosure Package and the Prospectus, dividends paid, and other distributions made, to Non-German Shareholders will be free of any tax, withholding or deduction in Germany.
     14. The statements set forth in the General Disclosure Package and the Prospectus under the headings “Management”, “Articles of Association” (as amended by “Recent Developments”), and “Exchange Controls and Limitations Affecting Shareholders”, insofar as such statements purport to summarize certain provisions of the Shares, the Articles of Association of the Guarantor, the German Stock Corporation Act (AktG) and other relevant German law, provide a fair summary of such provisions in all material respects.
     15. The statements set forth in the General Disclosure Package and the Prospectus under the headings “German Taxation” and “Certain United States Federal and German Tax Consequences”, insofar as such statements purport to summarize certain tax laws of Germany, provide a fair summary of the principal German tax consequences for U.S. holders of the Offered Securities.

     16. No stamp duties or registration, issue, documentary, transfer or similar taxes or duties are payable by or on behalf of the Underwriter to Germany or any political subdivision or taxing authority thereof or therein in connection with the sale or delivery of the Offered Securities to the Underwriter pursuant to the Underwriting Agreement or the sale or delivery of the Offered Securities to the investors as contemplated by the Underwriting Agreement.

EXHIBIT E
Form of Opinion of In-House Legal Department of the Share Lender
(to be delivered pursuant to section 8(j) of the Underwriting Agreement)
     1. The execution of the Underwriting Agreement and the ADS Lending Agreement by Infineon and the performance by Infineon of its obligations thereunder do not conflict with or result in a violation of the Articles of Association or applicable provisions of German law or any rule, order, or regulation of any German governmental agency or any agreement or instrument governed by German law to which Infineon or any of its subsidiaries (excluding the Company) is a party or by which Infineon or any of its subsidiaries (excluding the Company) is bound or to which any of the properties of Infineon or any of its subsidiaries (excluding the Company) is subject.
     2. Neither Infineon nor any of its properties have any immunity (Immunität) from jurisdiction of any German or from any legal German process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under German law.

EXHIBIT F
Form of Opinion of In-House Legal Department of the Company
(to be delivered pursuant to section 8(k) of the Underwriting Agreement)
     1. The Company has a registered share capital (Grundkapital), an authorized share capital (genehmigtes Kapital) and a conditional capital (bedingtes Kapital) as described in the General Disclosure Package (being the basic Prospectus, the Preliminary Prospectus Supplement and any additional “Time of Sale” information) and the Final Prospectus Supplement; all of the outstanding Shares of the Company (i) are validly issued, (ii) are fully paid and non-assessable (nicht nachschusspflichtig), (iii) conform to the description thereof contained in the General Disclosure Package and the Final Prospectus Supplement, and (iv) are not subject to any transfer restrictions under the Articles of Association or applicable provisions of German law except as set forth in the General Disclosure Package and the Final Prospectus Supplement.
     2. The Underwriting Agreement and the Deposit Agreement have been duly authorized by the Company and have been duly executed by persons with corporate power to legally represent and bind the Company.
     3. The execution of the Underwriting Agreement and the Deposit Agreement by the Company and the performance by the Company of its obligations thereunder do not conflict with or result in a violation of the Articles of Association or applicable provisions of German law or any rule, order, or regulation of any German governmental agency or any agreement or instrument governed by German law to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject.
     4. Neither the Company nor any of its subsidiaries is in violation of its articles of association and, to the best of our knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, material agreement, material covenant or material condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument governed by German law that is described or referred to in the General Disclosure Package and the Final Prospectus Supplement or filed or incorporated by reference as an exhibit to the General Disclosure Package and the Final Prospectus Supplement.
     5. The statements set forth in the General Disclosure Package and the Final Prospectus Supplement under the headings “Management”, “Articles of Association” and “Exchange Controls and Limitations Affecting Shareholders”, insofar as such statements purport to summarize certain provisions of the Shares, Articles of Association, the German Stock Corporation Act and other relevant German law, provide a fair summary of such provisions an all material respects.
     7. Neither the Company nor any of its properties have any immunity (Immunität) from jurisdiction of any German or from any legal German process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under German law.